UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 7, 2012 (May 3, 2012)

TRACTOR SUPPLY COMPANY
(Exact name of registrant as specified in its charter)

Delaware	000-23314	13-3139732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Powell Place, Brentwood, Tennessee		37027
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(615) 440-4000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Stockholders of Tractor Supply Company (the “Company”) was held on May 3, 2012.  At the meeting, the stockholders elected each of the Company’s nominees for director to serve until the next annual meeting of stockholders and until such director’s successor is duly elected and qualified. In addition, at the meeting, the stockholders ratified the reappointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 29, 2012, and voted in favor of the compensation of the named executive officers of the Company, on an advisory and non-binding basis.

The voting results of the director elections, ratification of the reappointment of Ernst & Young LLP, and advisory vote on the compensation of the named executive officers, which were described in more detail in the definitive proxy statement relating to the 2012 Annual Meeting of Stockholders that the Company filed with the Securities and Exchange Commission on March 20, 2012, are set forth below.

(1)           Each director was elected by the following tabulation:

	For	Withheld	Broker Non-Votes
James F. Wright	55,994,008	1,747,427	9,446,208
Johnston C. Adams	57,644,311	97,124	9,446,208
Peter D. Bewley	57,615,692	125,743	9,446,208
Jack C. Bingleman	57,627,286	114,149	9,446,208
Richard W. Frost	57,640,195	101,240	9,446,208
Cynthia T. Jamison	57,641,232	100,203	9,446,208
George MacKenzie	57,631,033	110,402	9,446,208
Edna K. Morris	57,651,240	90,195	9,446,208

(2)           Ratification of the reappointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 29, 2012 was approved by the following tabulation:

For	Withheld	Abstain
66,460,798	708,735	18,110

(3)           The compensation of the named executive officers of the Company was approved, on an advisory and non-binding basis by the following tabulation:

For	Against	Abstain	Broker Non-Votes
56,490,642	416,481	834,312	9,446,208

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tractor Supply Company

May 7, 2012	By:	/s/ Anthony F. Crudele
Name: Anthony F. Crudele
Title: Executive Vice President - Chief Financial Officer and Treasurer